UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 18, 2008

VNUS Medical Technologies, Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	000-50988	94-3216535
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)
5799 Fontanoso Way
San Jose, California 95138
(Address of Principal Executive Offices)
(408) 360-7200
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
     On August 18, 2008, VNUS Medical Technologies, Inc. (the “Company”) issued a press release correcting certain information contained in its press releases dated July 29, 2008 entitled “VNUS Medical Technologies Reports Second-Quarter 2008 Results” and “VNUS Revises Upward Full-Year 2008 Net Income Guidance.”
     A copy of the press release relating to the foregoing is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated in this Item 2.02 by reference.
     The information in this Item 2.02 of this Current Report on Form 8-K and the information contained in the press release referenced herein shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 2.02 of this Current Report on Form 8-K and the press release referenced herein is not incorporated by reference into any filings of VNUS, whether made before or after the date of this Current Report on Form 8-K, regardless of any general incorporation language in the filing, unless explicitly incorporated by specific reference into such filing.
Item 9.01. Financial Statements and Exhibits.
     99.1 Press Release of VNUS Medical Technologies, Inc., dated August 18, 2008, entitled “VNUS Corrects Second Quarter 2008 Results and Revises Full Year 2008 Guidance.”

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: August 18, 2008	VNUS MEDICAL TECHNOLOGIES, INC.

	By:	/s/ Peter Osborne

	Name:	Peter Osborne
	Title:	Chief Financial Officer and Vice President of Finance & Administration

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of VNUS Medical Technologies, Inc., dated August 18, 2008, entitled “VNUS Corrects Second Quarter 2008 Results and Revises Full Year 2008 Guidance.”